UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K/A
(Amendment No. 1)
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2024
_____________________
ACELYRIN, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-41696	85-2406735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4149 Liberty Canyon Road	91301
Agoura Hills, California
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 730-0360
N/A
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	SLRN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K of ACELYRIN INC. (the “Company”) filed on May 9, 2024 (the “Original Form 8-K”) to disclose the supplemental compensation-related information pursuant to Instruction 2 to Item 5.02 of Form 8-K. No other changes are being made to any other disclosures contained in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Succession and Board of Director Changes
Effective May 9, 2024, Mina Kim was appointed as the Chief Executive Officer of the Company and was appointed as a member of the Board of Directors of the Company (the “Board”). By mutual agreement of Shao-Lee Lin, M.D., Ph.D. and the Company, Dr. Lin stepped down from her position as Chief Executive Officer and as a member of the Board, effective on May 8, 2024. The Company has entered into a Separation Agreement and Mutual Release with Dr. Lin (the “CEO Agreement”) pursuant to which the Company agreed to provide Dr. Lin with certain benefits, including the following: a lump sum payment equal to approximately 18 months of base salary, approximately 18 months of equity award and restricted stock vesting acceleration, up to 24 months of health insurance premium payments, a lump sum payment equal to a pro-rated portion of her 2024 target bonus, and an extension of the post-termination exercise period of her outstanding stock option awards. The foregoing description of the CEO Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CEO Agreement which was filed as Exhibit 10.1 to the Original Form 8-K and is incorporated by reference.
Ms. Kim, age 50, had served as the Company’s Chief Legal and Administrative Officer since November 2022. From January 2020 to September 2022, she served as Chief Legal Officer and Head of Corporate Development at Zymergen, Inc., a biotechnology company. Previously, she also served as the Senior Vice President of Corporate Strategy and General Counsel of Atara Biotherapeutics, Inc., a pharmaceutical company, from April 2018 to November 2019. From March 2014 to April 2018, Ms. Kim was the General Counsel of Sunrun Inc., a residential solar energy company, and from September 2007 to March 2014, Ms. Kim was Vice President, Legal for BBAM, LLC. Ms. Kim received a J.D. from Harvard Law School and a B.A. in History from Dartmouth College.
On May 26, 2024, in connection with Ms. Kim’s appointment as Chief Executive Officer, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the following compensation for Ms. Kim as Chief Executive Officer: an initial annual base salary of $640,000 and a target annual cash bonus opportunity under the Company’s Cash Incentive Bonus Plan at 55% of the Base Salary, which Cash Incentive Bonus Plan is described under the section titled “Executive Compensation—Narrative to the Summary Compensation Table—Annual Performance Bonus Opportunity” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2024 (the “Proxy Statement”). Also on May 26, 2024, the Board, upon the recommendation of the Compensation Committee, approved a grant to Ms. Kim of an option to purchase 1,195,856 shares of common stock (the “Option Award”) under the Company’s 2023 Equity Incentive Plan (“2023 EIP”). 25% of the

shares subject to the Option Award will vest on the one-year anniversary of May 9, 2024 (the “Vesting Commencement Date”), and the remaining shares subject to the Option Award will vest each month for 36 months thereafter on the same day of the month as the Vesting Commencement Date, subject to Ms. Kim’s Continuous Service (as defined in the 2023 EIP) as of each such vesting date. In addition, on May 26, 2024, Ms. Kim was designated by the Board as a participant in the Company’s Severance Plan (the “Severance Plan”) at the Founder CEO level, which provides Ms. Kim with the same severance benefits as previously provided to Dr. Lin under the Severance Plan, which benefits are described under the section titled “Potential Payments Upon Termination or Change in Control—Severance Plan” in the Proxy Statement.
For a description of certain transactions involving the Company and Ms. Kim, see the section titled “Transactions with Related Persons and Indemnification” in the Proxy Statement.
Named Executive Officer Departure
Effective on May 8, 2024, the Company and Ron Oyston mutually agreed that Mr. Oyston will step down from his position as Chief People Officer, effective August 15, 2024. The Company has entered into a Separation Agreement and Mutual Release with Mr. Oyston (the “CPO Agreement”), pursuant to which the Company agreed to provide Mr. Oyston with certain benefits, including the following: 12 months of each of salary continuation, COBRA health insurance premiums and equity award vesting acceleration, a lump sum payment equal to a pro-rated portion of his 2024 target bonus, and an extension of the post-termination exercise period of his outstanding stock option awards. The foregoing description of the CPO Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CPO Agreement which is filed as Exhibit 10.2 to the Original 8-K and is incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELYRIN, INC.

Dated: May 28, 2024	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
Chief Financial Officer and Chief Business Officer